AGREEMENT


This  agreement  is  dated  the  15TH  of  June,  2002


By  and  Between:

Nutri  Berry  Industries,  Inc.,  a  Nevada  corporation
20269  Fraser  Highway
Langley,  British  Columbia  Canada  V3A  4E7
(hereinafter  referred  to  as  "Nutri  Berry")

                                                               Of the first part

And:

Nutri Berry Corporate Services Inc., a British Columbia corporation 2643 Hardy Crescent
North  Vancouver,  British  Columbia,  Canada  C  V2T  5K9
(hereinafter  referred  to  as  "  Corporate  Services")

                                                              Of the second part

WHEREAS:
1.   Nutri  Berry  is  undertaking  business  activity  in  Canada;  and
2. Nutri Berry requires corporate services, including sales and marketing, accounting, consultation, bookkeeping, administrative and marketing assistance, to be performed from time to time; and
3. Nutri Berry requires the services of Corporate Services to perform these duties; and
4.   Corporate  Services  has  the  ability  to  provide  these  services.
5. Corporate Services warrants that it will not compete with Nutri Berry in any way in the normal course of business and is to represent Nutri Berry only in the business of selling berry crops in any form and to any purchaser on a worldwide basis.


NOW  WITNESS  that  the  parties  to  this  agreement,  agree  to the following:

     1. Corporate Services will act on instruction from Nutri Berry to perform corporate services for Nutri Berry including, but not limited to, accounting, consulting, bookkeeping administrative duties and sales and marketing assistance.

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     2.   Corporate  Services  will  operate  their separate office and maintain telephone lines, secretarial services, administrative services and related bookkeeping services and employ personnel to perform these tasks.

     3. Nutri Berry will direct Corporate Services to act as Agent for Nutri Berry for certain services to be performed in Canada which may be legally sensitive to foreign entities conduction business in the country of Canada.

     4. Corporate Services will perform all services in a professional manner in the ethical conducting of all business and operations.

     5. Corporate Services to be compensated at the rate of $9,000.00 (US) per month commencing in April 1, 2002, plus additional approved direct expenses, as presented. Such approval must be obtained by Nutri Berry Industries, Inc., prior to commencement of services related to such expenses.

     6. The term of this agreement is for 36 months from the date of commencement. This agreement will terminate on March 31, 2005.

     7. Both parties agree that in the event of a dispute, the jurisdiction of authority shall be the laws under the state of Nevada, United States of America.

NOW THEREFORE, the parties hereto affix their signatures this 15th day of June, 2002.



On  behalf  of  Nutri  Berry  Industries,  Inc.



_____________________________
Henry  Martens  ,  President


On  behalf  of  Nutri  Berry  Corporate  Services,  Inc.


_____________________________
Michael  Martens,  President